Exhibit 10.1
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”), dated and effective as of June 11, 2010, by and between the West Virginia Economic Development Authority, a West Virginia public corporation and government instrumentality, having its principal office at 160 Association Drive, Charleston, West Virginia 25311-1217 (hereinafter referred to as “Landlord”), and rue21, inc., a Delaware corporation, successor-in-interest to Pennsylvania Fashions, Inc., having its principal office at 800 Commonwealth Drive, Suite 100, Warrendale, Pennsylvania 15086 (hereinafter referred to as “Tenant”).
     WITNESSETH THAT:
     WHEREAS, Landlord and Tenant are parties to that certain Lease dated June 28, 1999 for an approximately 189,600 square foot building and associated improvements located at the Three Springs Industrial and Business Park in Weirton, Brooke County, West Virginia (the “Lease”);
     WHEREAS, Landlord and Tenant are parties to that certain First Amendment to Lease (the “First Amendment”) dated and effective as of April 1, 2002 whereby Landlord agreed to temporarily modify the Base Rent as provided for in the First Amendment; and
     WHEREAS, Landlord and Tenant agree to amend the Lease to extend the Initial Term, as defined in the Lease, until December 31, 2012 with all other terms and conditions of the Lease remaining the same, and all as provided for herein.
     NOW, THEREFORE, for and in consideration of the foregoing preambles, of the mutual promises and covenants contained herein, of Ten Dollars ($10.00) cash in hand paid by Tenant to Landlord, and the other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereby agree as follows:
     1. Initial Term. The Initial Term set forth in Section 3.01 of the Lease is hereby modified to read as follows: “The initial term (“Initial Term”) of this Lease shall commence on the Rent Commencement Date and shall expire on December 31, 2012.”
Landlord and Tenant further acknowledge that Tenant reserves the option to extend the Term of the Lease for an additional five (5) years pursuant to Section 3.03 of the Lease, and by the extension of the Initial Term in this Paragraph 1 above, the deadline for Tenant to deliver written notice of its intent to exercise shall be extended to June 30, 2011.
     2. Effect of Amendment. All other terms and conditions of the Lease shall remain and continue in full force and effect and shall be deemed unchanged except to the extent amended herein.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

LANDLORD:				West Virginia Economic Development Authority

WITNESS:

By:	/s/ Erin C. McCoy		By:	/s/ David A. Warner

	Erin C. McCoy			David A. Warner
	Its:	Assistant Secretary / Treasurer		Its:	Executive Director

TENANT:				rue21, inc.

WITNESS:

By:	/s/ David C. Bodette		By:	/s/ Robert Thomson

	David C. Bodette			Robert Thomson
	Its:	Real Estate Counsel		Its:	Senior Vice President of Real Estate